EXHIBIT 15(a)

                             12b-1 DISTRIBUTION PLAN
                         (SHORT-INTERMEDIATE PORTFOLIO)


                                                      Dated: _____________, 1996

                 The Colorado Double Tax-Exempt Bond Fund, Inc.

                                DISTRIBUTION PLAN
                                       for
                        Short-Intermediate Term Portfolio


     1. The Plan. This amended and restated Plan (the "Plan") is the written plan, contemplated by Rule 12b-1 (the "Rule") under the Investment Company Act of 1940 (the "1940 Act") of The Colorado Double Tax-Exempt Bond Fund, Inc. (the "Fund").

     2. Certain Expense Payments Permitted. The adviser, the administrator or the sub-adviser may make payments ("Permitted Payments") in connection with the costs of printing and distributing all copies of the Fund's prospectuses, statements of additional information and reports to shareholders which are not sent to the Fund's shareholders. It is recognized that the Permitted Payments result in the bearing by the adviser, administrator or sub-adviser of certain distribution expenses. Since the profits, if any, of the adviser, administrator or sub-adviser are dependent on the advisory or administration fees paid by the Fund to the adviser, administrator or sub-adviser, its profits, if any, would be less, or losses, if any, would be increased due to such Permitted Payments and the bearing by it of such expenses. If and to the extent that any such advisory or administration fees paid by the Fund might, in view of the foregoing, be considered as indirectly financing any activity which is primarily intended to result in the sale of Fund shares, the payment of such fees is authorized by this Plan.

     3. Certain Fund Payments Authorized. If and to the extent that any of the payments listed below are considered to be "primarily intended to result in the sale of" shares issued by the Fund within the meaning of the Rule, such payments are authorized under this Plan: (i) the costs of the preparation of all reports and notices to shareholders and the costs of printing and mailing such reports and notices to existing shareholders, irrespective of whether such reports or notices contain or are accompanied by material intended to result in the sale of shares of the Fund or other funds or other investments; (ii) the costs of the preparation and setting in type of all prospectuses and statements of additional information, and the costs of printing and mailing of all prospectuses and statements of additional information to existing shareholders; (iii) the costs of the preparation, printing and mailing of all proxy statements and proxies, irrespective of whether any such proxy statement includes any item relating to, or directed toward, the sale of the Fund's shares; (iv) all legal and accounting fees relating to the preparation of any such reports, prospectuses, statements of additional information, proxies and proxy statements; (v) all fees and expenses relating to the registration or qualification of the Fund and/or its shares under the securities or "Blue Sky" laws of any jurisdiction; (vi) all fees under the Securities Act of 1933 and the 1940 Act, including fees in connection with any application for exemption relating to or directed toward the sale of the Fund's shares; (vii) all fees and assessments of the Investment Company Institute or any successor organization, irrespective of whether some of its activities are designed to provide sales assistance; (viii) all costs of the preparation and mailing of confirmations of shares sold or redeemed or share certificates, and reports of share balances; and (ix) all costs of responding to telephone or mail inquiries of investors.

                                     15(a)-1

     4. Disinterested Directors. While this Plan is in effect, the selection and nomination of those Directors of the Fund who are not "interested persons" of the Fund shall be committed to the discretion of such disinterested Directors. Nothing herein shall prevent the involvement of others in such selection and nomination if the final decision on any such selection and nomination is approved by a majority of such disinterested Directors.

     5. Reports. While this Plan is in effect, the Fund's sub-adviser or administrator shall report at least quarterly to the Fund's Directors in writing for their review on the following matters: (i) all costs of each item specified in Sections 2 and 3 of this Plan (making estimates of such costs where necessary or desirable) during the preceding calendar or fiscal quarter; and (ii) all fees of the Fund to the sub-adviser or administrator paid or accrued during such quarter.

     6. Effectiveness, Continuation, Termination and Amendment. This Plan originally went into effect when it was approved (i) by a vote of the Directors of the Fund and of those Directors (the "Independent Directors") who, at the time of such vote, were not "interested persons" as defined in the 1940 Act of the Fund and had no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan, with votes cast in person at a meeting called for the purpose of voting on this Plan; and (ii) by a vote of holders of at least a "majority" (as so defined) of the outstanding voting securities of the Fund. This plan has continued, and will, unless terminated as hereinafter provided, continue in effect, until the ____________ next succeeding such effectiveness, and from year to year thereafter only so long as such continuance is specifically approved at least annually by the Fund's Directors and its Independent Directors with votes cast in person at a meeting called for the purpose of voting on such continuance. This Plan may be terminated at any time by the vote of a majority of the Independent Directors or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the outstanding voting securities of the Fund. This Plan may not be amended to increase materially the amount of payments to be made without shareholder approval as set forth in (ii) above, and all amendments must be approved in the manner set forth in (i) above.

                                     15(a)-2

                                  EXHIBIT 15(b)

                             12b-1 DISTRIBUTION PLAN
                               (INCOME PORTFOLIO)

                                                      Dated: _____________, 1996

                 The Colorado Double Tax-Exempt Bond Fund, Inc.

                                DISTRIBUTION PLAN
                                       for
                                Income Portfolio


     1. The Plan. This amended and restated Plan (the "Plan") is the written plan, contemplated by Rule 12b-1 (the "Rule") under the Investment Company Act of 1940 (the "1940 Act") of The Colorado Double Tax-Exempt Bond Fund, Inc. (the "Fund").

     2. Certain Expense Payments Permitted. The adviser, the administrator or the sub-adviser may make payments ("Permitted Payments") in connection with the costs of printing and distributing all copies of the Fund's prospectuses, statements of additional information and reports to shareholders which are not sent to the Fund's shareholders. It is recognized that the Permitted Payments result in the bearing by the adviser, administrator or sub-adviser of certain distribution expenses. Since the profits, if any, of the adviser, administrator or sub-adviser are dependent on the advisory or administration fees paid by the Fund to the adviser, administrator or sub-adviser, its profits, if any, would be less, or losses, if any, would be increased due to such Permitted Payments and the bearing by it of such expenses. If and to the extent that any such advisory or administration fees paid by the Fund might, in view of the foregoing, be considered as indirectly financing any activity which is primarily intended to result in the sale of Fund shares, the payment of such fees is authorized by this Plan.

     3. Certain Fund Payments Authorized. If and to the extent that any of the payments listed below are considered to be "primarily intended to result in the sale of" shares issued by the Fund within the meaning of the Rule, such payments are authorized under this Plan: (i) the costs of the preparation of all reports and notices to shareholders and the costs of printing and mailing such reports and notices to existing shareholders, irrespective of whether such reports or notices contain or are accompanied by material intended to result in the sale of shares of the Fund or other funds or other investments; (ii) the costs of the preparation and setting in type of all prospectuses and statements of additional information, and the costs of printing and mailing of all prospectuses and statements of additional information to existing shareholders; (iii) the costs of the preparation, printing and mailing of all proxy statements and proxies, irrespective of whether any such proxy statement includes any item relating to, or directed toward, the sale of the Fund's shares; (iv) all legal and accounting fees relating to the preparation of any such reports, prospectuses, statements of additional information, proxies and proxy statements; (v) all fees and expenses relating to the registration or qualification of the Fund and/or its shares under the securities or "Blue Sky" laws of any jurisdiction; (vi) all fees under the Securities Act of 1933 and the 1940 Act, including fees in connection with any application for exemption relating to or directed toward the sale of the Fund's shares; (vii) all fees and assessments of the Investment Company Institute or any successor organization, irrespective of whether some of its activities are designed to provide sales assistance; (viii) all costs of the preparation and mailing of confirmations of shares sold or redeemed or share certificates, and reports of share balances; and (ix) all costs of responding to telephone or mail inquiries of investors.

                                     15(b)-1

     4. Disinterested Directors. While this Plan is in effect, the selection and nomination of those Directors of the Fund who are not "interested persons" of the Fund shall be committed to the discretion of such disinterested Directors. Nothing herein shall prevent the involvement of others in such selection and nomination if the final decision on any such selection and nomination is approved by a majority of such disinterested Directors.

     5. Reports. While this Plan is in effect, the Fund's sub-adviser or administrator shall report at least quarterly to the Fund's Directors in writing for their review on the following matters: (i) all costs of each item specified in Sections 2 and 3 of this Plan (making estimates of such costs where necessary or desirable) during the preceding calendar or fiscal quarter; and (ii) all fees of the Fund to the sub-adviser or administrator paid or accrued during such quarter.

     6. Effectiveness, Continuation, Termination and Amendment. This Plan originally went into effect when it was approved (i) by a vote of the Directors of the Fund and of those Directors (the "Independent Directors") who, at the time of such vote, were not "interested persons" as defined in the 1940 Act of the Fund and had no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan, with votes cast in person at a meeting called for the purpose of voting on this Plan; and (ii) by a vote of holders of at least a "majority" (as so defined) of the outstanding voting securities of the Fund. This plan has continued, and will, unless terminated as hereinafter provided, continue in effect, until the ____________ next succeeding such effectiveness, and from year to year thereafter only so long as such continuance is specifically approved at least annually by the Fund's Directors and its Independent Directors with votes cast in person at a meeting called for the purpose of voting on such continuance. This Plan may be terminated at any time by the vote of a majority of the Independent Directors or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the outstanding voting securities of the Fund. This Plan may not be amended to increase materially the amount of payments to be made without shareholder approval as set forth in (ii) above, and all amendments must be approved in the manner set forth in (i) above.

                                     15(b)-2